UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                                November 27, 2006

                                 MOBILEPRO CORP.
                                 ---------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                   000-51010                  87-0419571

(State of Incorporation)    (Commission File Number)       (IRS Employer
                                                        Identification No.)


                         6701 Democracy Blvd., Suite 202
                               Bethesda, MD 20817
                               ------------------
               (Address of principal executive offices) (Zip Code)

                                 (301) 315-9040
                                 --------------
                         (Registrant's telephone number)


         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Other Events.

      On November 27, 2006 the Registrant ("Mobilepro") issued 7,921,296 shares of its common stock, par value $0.01 par value per share, to Cornell Capital Partners, LP under the terms of a convertible debenture dated June 30, 2006 and reported in our Current Report on Form 8-K filed July 7, 2006. Under the terms of that convertible debenture, Mobilepro has the right to pay principal and interest due in cash or shares of Mobilepro's common stock, which shares shall be valued at the lower of $0.275 or a 7% discount to the average of the two lowest daily volume weighted average prices of Mobilpro's common stock as quoted by Bloomberg, LP for the five trading days immediately following the scheduled payment date.

      The above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, to a person who is sophisticated in such transactions and who had knowledge of and access to sufficient information about Mobilepro to make an informed investment decision. The purchaser of these securities was aware that they were restricted securities.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           By: /s/ Jay O. Wright
                                               ----------------------
                                              Jay O. Wright
                                              Chief Executive Officer
                                              MOBILEPRO CORP.


Date: November 28, 2006